Exhibit a(1)(x)

Offer to Purchase for Cash
by
Actions Semiconductor Co., Ltd
of
Up to 84,000,000 of its Ordinary Shares (Including Ordinary Shares Represented by
American Depositary Shares)
At a Purchase Price not Greater Than US$23/60 per Share (or US$2.30 per American Depositary Share) nor Less Than US$20/60 per Share (or US$2.00 per American Depositary Share)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, SEPTEMBER 29, 2015
UNLESS THE OFFER IS EXTENDED (SUCH TIME AND DATE, AS MAY BE EXTENDED,
THE “EXPIRATION DATE”).

September 11, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 24, 2015, as amended and supplemented by the Supplement to the Offer to Purchase dated September 11, 2015 (the “Offer to Purchase”) and related Amended Letter of Transmittal (the “Amended Letter of Transmittal” and, together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Actions Semiconductor Co., Ltd, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), to purchase for cash up to 84,000,000 of its ordinary shares, US$0.000001 par value per share (the “Shares”) (including Shares represented by American Depositary Shares (the “ADSs”)), at a purchase price not greater than US$23/60 per Share (or US$2.30 per ADS) nor less than US$20/60 per Share (or US$2.00 per ADS), net to the seller in cash, less any applicable withholding taxes and, in the case of ADSs, less a cancellation fee of US$0.05 per ADS accepted for purchase in the Offer, and without interest, upon the terms and subject to the conditions set forth in the Offer. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. The description of the Offer in this letter is only a summary and is qualified by all of the terms and conditions of the Offer set forth in the Offer to Purchase and the Amended Letter of Transmittal.

On the terms and subject to the conditions of the Offer, the Company will determine a single purchase price, not greater than US$23/60 per Share (or US$2.30 per ADS) nor less than US$20/60 per Share (or US$2.00 per ADS), net to the seller in cash, less any applicable withholding taxes and, in the case of ADSs, less a cancellation fee of US$0.05 per ADS accepted for purchase in the Offer, and without interest, that it will pay for Shares or ADSs (collectively, the “Securities”) properly tendered and not withdrawn in the Offer, taking into account the total number of Securities tendered and the prices specified by tendering securityholders. After the Offer expires, the Company will look at the prices chosen by securityholders for all of the Securities properly tendered and not withdrawn. The Company will then select the lowest per Share purchase price (in increments of US$0.10 per ADS) within the price range specified above that will allow it to purchase up to 84,000,000 Shares (including Shares represented by ADSs), or a lesser number of Securities depending on the number of Securities properly tendered and not properly withdrawn. If the Offer is fully subscribed, the Company will repurchase 84,000,000 Shares (including Shares represented by ADS), which would represent approximately 24.0% of its issued and outstanding Shares (including Shares represented by ADSs) as of August 18, 2015. If, based on the purchase price the Company determines less than 84,000,000 Shares (including Shares represented by ADS) are properly tendered, the Company will buy all Securities that are properly tendered at a price it determines and not properly withdrawn prior to the Expiration Date. However, because of the proration and conditional tender provisions described in the Offer to

Purchase, the Company may not purchase all of the Securities tendered at or below the per Share purchase price or the per ADS purchase price, as applicable, if, based on the purchase prices the Company determines, more than 84,000,000 Shares (including Shares represented by ADS) are properly tendered and not properly withdrawn. Securities tendered but not purchased in the Offer will be returned to the tendering securityholders at the Company’s expense promptly after the expiration of the Offer. Under no circumstances will interest be paid on the purchase price for the Securities, regardless of any delay in making such payment. The Company expressly reserves the right, in its sole discretion, to change the price ranges to be paid for Securities and to increase or decrease the total number of Securities sought in the Offer, subject to applicable law. In addition, the Company may not be obligated to purchase Securities pursuant to the Offer upon the occurrence of certain events as described in Section 7 of the Offer to Purchase.

The Company reserves the right, in its sole discretion, to terminate the Offer upon the occurrence of certain conditions more specifically described in Section 7 of the Offer to Purchase, or the right, in its reasonable discretion and regardless of whether any of the events set forth in Section 7 of the Offer to Purchase have occurred or are deemed by the Company to have occurred, to amend the Offer in any respect, subject to applicable law.

Upon the terms and subject to the conditions of the Offer, if more than 84,000,000 Shares (including Shares represented by ADSs) (or such greater number of Shares as the Company may elect to purchase, subject to applicable law) have been validly tendered and not properly withdrawn before the Expiration Date, the Company will accept the Securities to be purchased in the following order of priority:

•	first, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, the Company will purchase all Securities properly tendered and not properly withdrawn at prices at or below the per Share purchase price or per ADS purchase price, as applicable, on a pro rata basis with appropriate adjustment to avoid purchases of fractional Securities (except for securityholders who tendered securities conditionally for which the condition was not satisfied); and
•	second, only if necessary to permit the Company to purchase 84,000,000 Shares (including Shares represented by ADSs) at the per Share purchase price or per ADS purchase price, as applicable, determined in the Offer (or such greater amount as the Company may elect to pay, subject to applicable law), the Company will purchase Securities conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn, by random lot, to the extent feasible. To be eligible for purchase by random lot, securityholders whose Securities are conditionally tendered must have tendered all of their Securities.

Therefore, it is possible that fewer than all Securities tendered by a securityholder will be purchased or, if a tender is conditioned upon the purchase of a specified number of Securities, that none of those Securities will be purchased even though such Securities were tendered. Securities not purchased in the Offer, including Securities not purchased because of the proration or conditional tender provisions, will be returned to the tendering securityholders at the Company’s expense promptly after the Expiration Date. See Section 1, Section 3 and Section 5 of the Offer to Purchase.

The Offer is not conditioned on any minimum number of Securities being tendered. The Offer is, however, subject to certain other conditions. See Section 7 of the Offer to Purchase.

The Company’s directors and executive officers have advised the Company that they do not intend to tender their Securities in the Offer. See Section 11 of the Offer to Purchase.

We are the owner of record of Securities held for your account. As such, we are the only ones who can tender your Securities, and then only pursuant to your instructions. WE ARE SENDING YOU THE AMENDED LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SECURITIES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the Securities we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You may tender your Securities at a purchase price not greater than US$23/60 per Share (or US$2.30 per ADS) nor less than US$20/60 per Share (or US$2.00 per ADS), as indicated in the attached Instruction Form, net to you in cash, less applicable withholding taxes and without interest. The Company’s ADSs are listed and traded on the NASDAQ Global Market under the symbol “ACTS.” Securityholders are urged to obtain current market quotations for the ADSs before deciding whether to tender their Securities.

2. You should consult with your broker or other financial or tax advisors on the possibility of designating the priority in which your Securities will be purchased in the event of proration.

3. The Offer, proration period and withdrawal rights will expire at 5:00 P.M., Eastern Daylight Savings Time, on Tuesday, September 29, 2015, unless the Company extends the Offer.

4. The Company intends to purchase up to 84,000,000 Shares (including Shares represented by ADSs) in the Offer or such lesser number of Shares (including Shares represented by ADSs) as are properly tendered and not properly withdrawn. If the Company purchases 84,000,000 Shares (including Shares represented by ADSs) in the Offer, it would purchase approximately 24.0% of the Shares issued and outstanding as of August 18, 2015.

5. Tendering securityholders who are tendering Securities held in their name or who tender their Securities directly to the Depositary will not be obligated to pay any brokerage commissions or fees to the Company or to the Dealer Managers, solicitation fees, or, except as set forth in the Offer to Purchase and the Amended Letter of Transmittal, stock transfer taxes on the Company purchase of Securities under the Offer.

6. If you wish to condition your tender upon the Company’s purchase of a specified minimum number of the Securities which you tender, you may elect to do so. If necessary to permit the Company to purchase 84,000,000 Shares (including Shares represented by ADSs) (or such greater number of Shares as the Company may elect to purchase, subject to applicable law), the Company’s purchase of Securities from tenders that are so conditioned and for which the condition is not initially satisfied will be determined by random lot, to the extent feasible. To be eligible for purchase by random lot, securityholders whose Securities are conditionally tendered must have tendered all of their Securities. To elect such a condition complete the box entitled “Conditional Tender” in the attached Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN DAYLIGHT SAVINGS TIME, ON TUESDAY, SEPTEMBER 29, 2015, UNLESS THE OFFER IS EXTENDED.

If you wish to have us tender any or all of your Securities, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your Securities, we will tender all such Securities unless you specify otherwise on the attached Instruction Form.

The Offer is being made solely under the Offer to Purchase and the related Amended Letter of Transmittal and is being made to all record holders of Shares and ADSs of the Company. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares and ADSs of the Company residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 24, 2015 as amended and supplemented by the Supplement to the Offer to Purchase, dated September 11, 2015 (the “Offer to Purchase”), and the related Amended Letter of Transmittal (the “Amended Letter of Transmittal” and together with the Offer to Purchase, as each may be amended and supplemented from time to time, the “Offer”) in connection with the offer by Actions Semiconductor Co., Ltd, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), to purchase for cash up to 84,000,000 of its ordinary shares, US$0.000001 par value per share (the “Shares”) (including Shares represented by American Depositary Shares (the “ADSs”)), at a purchase price not greater than US$23/60 per Share (or US$2.30 per ADS) nor less than US$20/60 per Share (or US$2.00 per ADS), net to the seller in cash, less any applicable withholding taxes and, in the case of ADSs, less a cancellation fee of US$0.05 per ADS accepted for purchase in the Offer, and without interest, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Company the number of Securities indicated below or, if no number is specified, all Securities you hold for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:      SHARES.

(1)	SHARES TENDERED AT PRICE DETERMINED BY YOU (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by the Company is less than the price checked below. SHARES REPRESENTED BY ONE SINGLE CERTIFICATE MUST BE TENDERED AT ONE SINGLE PRICE. A SECURITYHOLDER WHO DESIRES TO TENDER SHARES REPRESENTED BY MULTIPLE CERTIFICAES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE AMENDED LETTER OF TRANSMITTAL FOR EACH PRICE SELECTED. The same Shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐ US$20/60	☐ US$21/60	☐ US$22/60	☐ US$23/60

OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by You,” the undersigned hereby tenders Shares at the purchase price determined by the Company in accordance with the terms of the Offer.

☐  The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF US$20/60 PER SHARE. CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

AGGREGATE NUMBER OF ADSS TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:      ADSS.

(1)	ADSs TENDERED AT PRICE DETERMINED BY YOU (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “ADSs Tendered at Price Determined Under the Tender Offer,” the undersigned tenders ADSs at the price checked. This action could result in none of the ADSs being purchased if the purchase price determined by the Company is less than the price checked below. A SECURITYHOLDER WHO DESIRES TO TENDER ADSS AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE AMENDED LETTER OF TRANSMITTAL FOR EACH PRICE SELECTED. The same ADSs cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER ADSS AT WHICH ADSS
ARE BEING TENDERED

☐ US$2.00	☐ US$2.10	☐ US$2.20	☐ US$2.30

OR

(2)	ADSS TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “ADSs Tendered at Price Determined by You,” the undersigned hereby tenders ADSs at the purchase price determined by the Company in accordance with the terms of the Offer.

☐  The undersigned wants to maximize the chance of having the Company purchase all ADSs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders ADSs at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED ADSS BEING PURCHASED AT THE MINIMUM PRICE OF US$2.00 PER ADSS. CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF ADSS.

CONDITIONAL TENDER
(See Instruction 13 to the Amended Letter of Transmittal)

A securityholder may tender Securities subject to the condition that a specified minimum number of the securityholder’s Securities tendered pursuant to the Amended Letter of Transmittal must be purchased if any Securities tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Securities indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Securities tendered will be purchased. It is the tendering securityholder’s responsibility to calculate that minimum number of Securities that must be purchased if any are purchased, and the Company urges securityholders to consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Securities that must be purchased, if any are purchased, is: Shares (including Shares represented by ADSs).

If, because of proration, the minimum number of Securities designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering securityholder must have tendered all of his, her or its Securities and checked one or both these boxes below:

☐	The tendered Shares represent all Shares held by the undersigned.
☐	The tendered ADSs represent all ADSs held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering securitholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

The Company’s board of directors has approved the Offer. However, neither the Company, nor any member of its board of directors, the Dealer Managers, the Information Agent or the Depositary makes any recommendation to securityholders as to whether they should tender or refrain from tendering their Securities. Neither the Company, nor any member of its board of directors, the Dealer Managers, the Information Agent or the Depositary has authorized any person to make any recommendation with respect to the Offer. Securityholders should consult their own financial and tax advisors, read carefully and evaluate the information in the Offer to Purchase and in the related Amended Letter of Transmittal, and make their own decisions as to whether to tender their Securities and, if so, how many Securities to tender.

SIGNATURE

Signature(s): ______________________________________________________________________________

Name(s): _________________________________________________________________________________

(PLEASE PRINT)

Taxpayer Identification or Social Security
Number: _________________________________________________________________________________

Address(es): ______________________________________________________________________________

(INCLUDING ZIP CODE)

Phone Number (including Area Code): _______________________________________________________

Date: